PRICING SUPPLEMENT NO. 72                                         Rule 424(b)(3)
DATED: September 4, 2001                                      File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)


                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $150,000,000  Floating Rate Notes [ ]   Book Entry Notes   [x]

Original Issue Date: 9/7/2001   Fixed Rate Notes [x]      Certificated Notes [ ]

Maturity Date:  10/7/2002       CUSIP#: 073928VF7

Option to Extend Maturity:      No   [x]
                                Yes  [ ]   Final Maturity Date:


                                             Optional         Optional
                       Redemption            Repayment        Repayment
  Redeemable On         Price(s)              Date(s)          Price(s)
  -------------      --------------       -------------      -----------
       N/A                 N/A                 N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  3.750%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:

[ ]  Commercial Paper Rate              Minimum Interest Rate:

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):

[ ]  Treasury Rate                      Interest Reset Period:

[ ]  LIBOR Reuters                      Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                  Interest Payment Period:

Index Maturity:

Spread (plus or minus):

*On April 7, 2002 and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.